UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nightfood Holdings, Inc. Common Stock	NGTF	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modifications of the Rights of Security Holders

On April 19, 2021, the Registrant filed an Amended Certificate of Designation (the “Designation”) for a series of preferred stock Named Series B Preferred Stock (the “B Preferred”). The B Preferred Consists of 5,000 shares. Each share of B Preferred has a liquidation preference of $1,000 and has no voting rights except as to matters pertaining to the rights and privileges of the B Preferred. Each share of B Preferred is convertible at the option of the holder thereof into (i) 5,000 shares of the Registrant’s common stock (one share for each $0.20 of liquidation preference) (the “Conversion Shares”) and (ii) 5,000 common stock purchase warrants expiring April 16, 2026 (the “Warrants”). The Warrants have an initial exercise price of $0.30 per share. The Designation provides that both the number of Conversion Shares and the Warrants adjust for stock splits, reorganizations and the like and the Warrants provide for proportional adjustments in the event of certain dilutive issuances with certain issuances excluded from any adjustment. The reader is referred to the exhibits to this report for the full terms of the B Preferred and the Warrants. The Designation also provides that commencing June 30, 2021 and for so long as 2,000 shares of B Preferred are outstanding, the holders of the B Preferred, voting as a class, shall be entitled to elect one member of the Registrant’s board of directors.

On April 19, 2021, the Registrant closed on the sale of 3,000 shares of B Preferred to 18 accredited investors for gross proceeds of $3,000,000 in an offering (the “Offering”) exempt from registration under Rule 506(b) under the Securities Act of 1933, as amended (the “Act”). In addition, Eagle Equities, LLC (“Eagle”), the sole holder of the Registrant’s variable rate convertible promissory notes accepted as full settlement of approximately $2,663,214 in principal and interest: (i) 1,500 shares B Preferred, valued at $1,500,000 as a part of the offering; (ii) $1,3000,000 in cash from the proceeds of the offering; and (iii) 1,200,000 shares of the Registrant’s common stock. As part of this settlement, Eagle waived all rights to any prepayment penalties due, any default interest payments due, and any other penalties and fees relating to the outstanding debt. As a result of this settlement, the Registrant no longer has any variable rate convertible notes, or any other convertible notes of any kind, outstanding.

In addition to the $1,300,000 paid to Eagle, the Registrant paid fees of $270,000 plus certain retainer and success warrants to Spencer Clarke, LLC (“SC”) its placement agent in the private placement, pursuant to their Letter of Engagement. The Registrant received $1,430,000 of the proceeds of the Offering which will be used as working capital.

The Subscription Agreement in the Offering, which is an exhibit hereto, provides that the Registrant will file a registration statement on Form S-1 with respect to the Conversion Shares and the shares issuable on exercise of the Warrants within 30 days of April 19, 2021 and will use its best efforts to cause the same to become effective under the Act.

Certain of the above referenced documents are filed as exhibits hereto and any description contained herein is qualified in its entirety by the language of the exhibits.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:
3.1	Amended Certificate of Designation
10.1	Form of Warrant
10.2	Form of Subscription Agreement
10.3	Settlement and Exchange Agreements between the Registrant and Eagle
10.4	Letter of Engagement between the Registrant and SC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

April 22, 2021	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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